As filed with the Securities and Exchange Commission on July 9, 2003
                                                   Registration No. 333-______
------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                        TUMBLEWEED COMMUNICATIONS CORP.
            (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                             94-3336053
(State or Other Jurisdiction of                            (I.R.S. Employer
Incorporation or Organization)                             Identification No.)


                               700 Saginaw Drive
                        Redwood City, California 94063
                                (650) 216-2000
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                        of Principal Executive Offices)

                         2001 Non-Statutory Stock Plan
                            Receipt.com Stock Plan
                                1998 Stock Plan
                          1996 Equity Incentive Plan
                           (Full Title of the Plan)

                              Bernard J. Cassidy
                 Vice President, General Counsel and Secretary
                        Tumbleweed Communications Corp.
                               700 Saginaw Drive
                        Redwood City, California 94063
                    (Name and Address of Agent for Service)

                                (650) 216-2000
         (Telephone Number, including Area Code, of Agent for Service)



                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
 Title of Securities to be Registered     Amount to be    Proposed Maximum Offering       Proposed Maximum          Amount of
                                          Registered (1)       Price Per Share        Aggregate Offering Price   Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001
per share (2)                            3,495,575              $2.55 (3)                    $8,913,716          $721.12
----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Common stock to be issued pursuant to options granted under Valicert, Inc.'s 2001 Non-Statutory Stock Plan. Receipt.com Stock Plan, 1998
       Stock Plan, and 1996 Equity Incentive Plan, as adopted pursuant to the Agreement and Plan of Reorganization and Merger by and between Tumbleweed Communications Corp., Velocity Acquisition Sub, Inc. and
       Valicert Inc, dated February 18, 2003.

(3) Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act") on the basis of the average of the high and low sale prices for a share of common stock of Tumbleweed
       Communications Corp. as reported on the Nasdaq National Market on July
       3, 2003.


         This Registration Statement shall become effective upon filing in accordance with Rule 462(a) under the Securities Act

PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Tumbleweed Communications Corp. (the "Company" or the "Registrant") hereby incorporates by reference into this Registration Statement the following documents:

         (a) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed March 20, 2003, as amended June 4, 2003;

         (b) Registrant's Current Reports on Form 8-K filed February 20, 2003, March 6, 2003, April 21, 2003, April 25, 2003, and June
               26, 2003;

         (c) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, filed May 12, 2003; and

         (d) The description of the Registrant's Common Stock contained in Amendment No. 1 to the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on August 2, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Statements contained in this Registration Statement or in a document incorporated by reference may be modified or superseded by later statements in this Registration Statement or by statements in subsequent documents incorporated by reference, in which case you should refer to the later statement.

ITEM 4.  DESCRIPTION OF THE SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Skadden, Arps, Slate, Meagher & Flom LLP will issue an opinion regarding the validity of the shares of the Company's Common Stock offered hereby. Gregory C. Smith is a partner at Skadden, Arps and the brother of Jeffrey C. Smith, Chief Executive Officer of the Company and Chairman of its board of directors. Gregory C. Smith beneficially owns 27,046 shares of the Company's Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Section 102 of the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to the Company or its stockholders;

     o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     o under the Section 174 of the Delaware General Corporation Law, which provides that a director may be held liable for willfully or negligently approving of an unlawful payment of dividends or an unlawful stock purchase or redemption; or

     o for any transaction from which the director derived an improper personal benefit.

         Section 145 of the Delaware General Corporation Law, provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director, officer, agent or employee of the Company. Consistent with Section 145, the Company's Amended and Restated Bylaws further provide that:

     o the Company must indemnify its directors and officers to the fullest extent permitted by Delaware law;

     o the Company must indemnify its other employees and agents to the same extent that it indemnified its officers and directors, unless otherwise determined by the Company's board of directors; and

     o the Company must advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by Delaware Law.

         The indemnification provisions contained in the Company's Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of this status.

         The Company has entered or intends to enter into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Company's bylaws. These agreements, among other things, will provide for indemnification of the Company's directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any such person in any action or proceeding arising out of the person's services as a director or executive officer or at the Company's request. The Company believes that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

Exhibit No.           Description of Exhibit
----------            ----------------------

     5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

     23.1             Consent of KPMG LLP

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

     24.1             Power of Attorney (included on signature page).

ITEM 9.  UNDERTAKINGS

1.   The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and, the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
     Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, state of California, on this 9th day of July, 2003.

                                          TUMBLEWEED COMMUNICATIONS CORP.


                                          By:   /s/ Jeffrey C. Smith
                                             -----------------------------
                                                    Jeffrey C. Smith
                                              Chairman of the Board and
                                               Chief Executive Officer
                                             (Principal Executive Officer)




                               POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Jeffrey C. Smith and Bernard J. Cassidy, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                Title                                       Date
      ---------                -----                                       ----


/s/ Jeffrey C. Smith
----------------------------
Jeffrey C. Smith               Chairman of the Board and Chief         July 9, 2003
                               Executive Officer (Principal
                               Executive Officer)

/s/ Gregory M. Capitolo
----------------------------
Gregory M. Capitolo            Senior Vice President-Finance           July 9, 2003
                               and Chief Financial Officer
                               (Principal Financial Officer
                               and Principal Accounting
                               Officer)


/s/ Christopher H. Greendale
----------------------------
Christopher H. Greendale       Director                                July 3, 2003


/s/ Kenneth R. Klein
----------------------------
Kenneth R. Klein               Director                                July 9, 2003


/s/ David F. Marquardt
----------------------------
David F. Marquardt             Director                                July 9, 2003


/s/ Standish H. O'Grady
----------------------------
Standish H. O'Grady            Director                                July 9, 2003


/s/ Deborah D. Rieman
----------------------------
Deborah D. Rieman              Director                                July 2, 2003


/s/ James P. Scullion
----------------------------
James P. Scullion              Director                                July 9, 2003


/s/ Taher Elgamal
----------------------------
Taher Elgamal                  Director                                July 9, 2003



                                 EXHIBIT INDEX


Exhibit No.           Description of Exhibit
----------            ----------------------

     5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

     23.1             Consent of KPMG LLP

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

     24.1             Power of Attorney (included on signature page).